Exhibit 10(ii)(e)

REGISTRATION RIGHTS AGREEMENT

Dated June 22, 2005

        The parties to this agreement are ACC Investors, LLC, a Delaware limited liability company (the “Investor”), and ComCam International, Inc., a Delaware corporation (the “Company”).

        Pursuant to the securities purchase agreement dated the date of this agreement among the Company, ComCam, Inc., and the Investor (the “Purchase Agreement”), the Investor may acquire shares of the Company’s common stock, $.0001 par value (the “Common Stock”), from the Company. The parties wish to set forth certain rights of the Investor in connection with public offerings and sales of shares of Common Stock.

        Accordingly, the parties agree as follows:

    1.        Demand Registration. If Holders of a Majority of the Registrable Shares (the “Requesting Holders”) request that the Company effect a registration under the Securities Act of Registrable Shares, the Company shall promptly use its best efforts to effect the registration in accordance with the following provisions:

    a)        The Company shall not be obligated to file and cause to become effective (i) more than two registration statements in connection with firm commitment underwritten public offerings pursuant to which the Registrable Shares requested to be included in a registration statement have been sold as contemplated by that registration statement, (ii) any registration statement other than (A) a registration statement referred to in the preceding clause (i) or (B) up to one shelf registration statement on Form S-3 (or a successor form) in any 12-month period that is not in connection with a firm commitment underwritten public offering, or (iii) any registration statement during any period in which any other registration statement (other than on Form S-4 or S-8 under the Securities Act, or any successor forms) pursuant to which Primary Shares are to be or were sold in a firm commitment underwritten public offering has been filed and not withdrawn, or has been declared effective within the prior 90 days.

    b)        The Company may, on one occasion only, delay the filing or effectiveness of any registration statement for a period of up to 90 days after the date of a request for registration pursuant to this section 1, if, at the time of the request, (i) the Company is engaged, or plans to engage within 90 days after the date of the request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares may include Registrable Shares pursuant to section 2, or (ii) a Material Transaction exists.

    c)        The Company may include in any registration pursuant to this section 1 any Registrable Shares not held by the Requesting Holders, any Primary Shares, or any Other Shares; provided, however, that, if the registration relates to a firm commitment public offering and the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares, and Other Shares proposed to be included in the registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in the registration, the number of Registrable Shares, Primary Shares, and Other Shares proposed to be included in the registration shall be included in the following order:

        first, the Registrable Shares of the Requesting Holders;

        second, other Registrable Shares (or, if necessary, pro rata among the Holders of the other Registrable Shares, based upon the number of other Registrable Shares requested to be included by each such Holder);

third, the Primary Shares; and

        fourth, the Other Shares (or, if necessary, pro rata among the holders of the Other Shares, based upon the number of Other Shares requested to be included by each such holder).

    d)        The Requesting Holders shall have the right to designate the managing underwriter of the offering, subject to the consent of the Company, which consent shall not be unreasonably withheld.

    e)        At any time before the registration statement covering Registrable Shares becomes effective, the Requesting Holders may request that the Company withdraw or not file the registration statement. In that event, if the request of withdrawal shall not have been caused by, or made in response to, the material adverse effect of an event on the business, properties, condition, financial or otherwise, or operations of the Company, the Holders shall be deemed to have used one of the demand registration rights under this section 1, unless the Holders agree to reimburse the Company for the Company’s reasonable, out-of-pocket expenses in connection with the registration through the date of the request. A registration referred to in section 1(a)(i) shall not count as a registration statement referred to in section 1(a)(i), unless it becomes effective and the Requesting Holders are able to sell at least 80% of their Registrable Shares requested to be included in the registration statement.

    2.        Piggyback Registration. If the Company at any time proposes for any reason to register shares of Common Stock under the Securities Act (other than on Form S-4 or S-8 under the Securities Act, or any successor forms and other than pursuant to section 1), it shall promptly give written notice to the Holders of its intention or its obligation to register those shares and, upon any Holder’s written request, delivered to the Company within 30 days after delivery of any such notice by the Company, to include in the registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in the registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in the registration on the same terms and conditions as the securities otherwise included in the registration; provided, however, that, if the registration relates to a firm commitment underwritten public offering of shares of Common Stock and the managing underwriter of the offering advises the Company that the inclusion of all Registrable Shares requested to be included in the registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered, the number of Primary Shares, Registrable Shares, and Other Shares proposed to be included in the registration shall be included in the following order of priority:

first, the Primary Shares; and

        second, the Registrable Shares and the Other Shares requested to be included in the registration (or, if necessary, pro rata among the holders of the Registrable Shares and the Other Shares, based upon the number of Registrable Shares and Other Shares requested to be included by each such holder).

    3.        Holdback. If the Company at any time registers shares of Common Stock under the Securities Act (including any registration pursuant to section 1 or 2) in connection with a firm commitment underwritten public offering, the Holders shall not sell publicly, make any short sale of, or otherwise dispose publicly of any shares of Common Stock or other securities of the Company convertible into, or exercisable or exchangeable for, shares of Common Stock (other than the shares of Common Stock included in the registration), without the prior written consent of the Company, for a period designated by the Company in writing to the Holders, which period shall begin not more than 10 days prior to the effectiveness of the registration statement pursuant to which the public offering shall be made and shall not last more than 90 days after the effective date of the registration statement. The Company shall obtain the agreement of any person or entity permitted to sell shares in a registration to be bound by and to comply with this section 3, as if that person or entity were a Holder. The Company shall agree to customary restrictions on its ability to offer or sell shares for its account in connection with any firm commitment underwritten public offering by the Holders in which the Company elects not to participate.

    4.        Preparation and Filing. If, and whenever, the Company is under an obligation pursuant to this agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as promptly as practicable:

a)     use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for 180 days or, if earlier, until all those Registrable Shares shall have been disposed of;

b)     furnish, at least five business days before filing a registration statement that registers those Registrable Shares, the prospectus to be included in the registration statement or any amendments or supplements relating to the registration statement or prospectus, to the Investor copies of all documents proposed to be filed (it being understood that that five-business-day period need not apply to successive drafts of the same document proposed to be filed, as long as the successive drafts are supplied to the Investor’s counsel in advance of the proposed filing by a period reasonable in the circumstances);

c)     prepare and file with the Commission amendments and supplements to the registration statement and prospectus as may be necessary to keep the registration statement effective for at least 180 days or until all those Registrable Shares shall have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of those Registrable Shares;

d)     notify in writing the Investor promptly of (i) the receipt by the Company of any notification with respect to any comments by the Commission with respect to the registration statement or prospectus or any amendment or supplement or any request by the Commission for the amending or supplementing of the registration statement or prospectus or for additional information with respect to it, (ii) the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus or any amendment or supplement to it or the initiation or threatening of any proceeding for that purpose (and the Company shall use its best efforts to prevent the issuance of such a stop order or, if issued, to obtain its withdrawal), and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

e)     use its best efforts to register or qualify those Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Holders reasonably request, to keep those registrations or qualifications in effect for as long as the registration statement covering those Registrable Shares remains in effect, and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders to consummate the disposition in those jurisdictions of the Registrable Shares owned by the Holders;

f)     furnish to the Holders holding those Registrable Shares such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as those Holders may reasonably request, in order to facilitate the public sale or other disposition of those Registrable Shares;

g)     use its best efforts to cause those Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders to consummate the disposition of those Registrable Shares;

h)     notify on a timely basis the Holders at any time when a prospectus relating to those Registrable Shares is required to be delivered under the Securities Act of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of a Holder, prepare and furnish to that Holder a reasonable number of copies of a supplement to or an amendment of that prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, that prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

i)     make available upon reasonable notice and during normal business hours, for inspection by the Holders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by the Holders or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any Information the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors, unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such Information has been made generally available to the public. The Holders shall, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

j)     use its best efforts to obtain from its independent accountants “cold comfort” letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

k)     use its best efforts to obtain from its counsel an opinion or opinions in customary form, naming the Holders holding such Registrable Shares as additional addressees or parties who may rely on such opinion or opinions;

l)     provide a transfer agent and registrar (which may be the same entity and which may not be the Company) for such Registrable Shares;

m)     issue to any underwriter to which the Holders holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

n)     list such Registrable Shares on any national securities exchange on which any shares of Common Stock are listed or, if shares of Common Stock are not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the “NASD”);

o)     otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of section 11(a) of the Securities Act; and

p)     use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated by this agreement.

        Each Holder of Registrable Shares registered pursuant to this agreement shall provide to the Company, upon the request of the Company, such written information and materials as the Company may reasonably request to effect or maintain such registration. Each Holder, upon receipt of any notice from the Company of any event of the kind described in clause (h) above, shall forthwith discontinue the disposition of such Registrable Shares pursuant to the registration statement covering such Registrable Shares until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (h) above.

    5.        Expenses. All expenses (other than underwriting discounts and commissions relating to the Registrable Shares) incurred by the Company or any Holder in complying with this agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with a national securities exchange or the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company’s counsel and accountants, and fees and expenses of one counsel acting on behalf of the Holders, shall be borne by the Company.

    6.        Indemnification.

    (a)        In connection with any registration of any Registrable Shares under the Securities Act pursuant to this agreement, the Company shall indemnify and hold harmless each Holder, each underwriter, broker, or any other person or entity acting on behalf of the Holders and each other person or entity, if any, who controls any of the foregoing persons or entities against any losses, claims, damages, or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons or entities may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the Holders, such underwriter, such broker, or such other person or entity acting on behalf of the Holders and each such controlling person or entity for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement, or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Holders or the underwriter specifically for use in the preparation thereof.

    (b)        In connection with any registration of Registrable Shares under the Securities Act pursuant to this agreement, each seller of Registrable Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in section 6(a), mutatis mutandis) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker, or other person or entity acting on behalf of the Holders of Registrable Shares and each person or entity who controls any of the foregoing persons or entities within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement, or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be in proportion to and limited to, in the case of each seller of Registrable Shares, to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

    (c)        Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in section 6(a) or 6(b), such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party that are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this section 7, then the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person or entity controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party reasonably related to the matters covered by the indemnity agreement provided in this section 6. The indemnifying party shall not be liable to indemnify any indemnified party for any settlement of any claim or action effected without the consent of the indemnifying party. The indemnifying party may not settle any claim or action brought against an indemnified party, unless such indemnified party is released from all and any liability as part of such settlement.

(d)     If the indemnification provided for in this section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability, or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability, or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability, or action as well as any other relevant equitable considerations; provided, however, that, if the circumstances described in either proviso of section 6(a) apply to the indemnified party, then the indemnifying party shall not be obligated to contribute with respect to such loss, claim, damage, liability, or action to the extent set forth in such proviso. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

    (e)        The parties acknowledge it would not be just and equitable if contribution pursuant to section 6(d) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in sections 6(c) and 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

    7.        Information by Holder. Each seller of Registrable Shares shall furnish to the Company such written information regarding such seller and the distribution proposed by the seller as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this agreement.

    8.        Exchange Act Compliance. The Company shall comply with all the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission that are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with the Holders in supplying such information as may be necessary for them to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

    9.        Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation, or reorganization, unless, prior to such merger, consolidation, or reorganization, provision shall be made so that the Holders shall have the same rights in the parent company of the surviving entity of the merger, consolidation, or reorganization as they have under this agreement, mutatis mutandis.

    10.        New Certificates. As promptly as practicable after the effectiveness of any registration statement filed pursuant to this agreement, the Company shall deliver, in exchange for any legended certificate evidencing Registrable Shares so registered, new stock certificates not bearing any restrictive legends, provided, however, that, in the event fewer than all the Registrable Shares evidenced by such legended certificate are registered, the new certificate evidencing such unregistered shares shall be issued bearing the appropriate restrictive legend.

    11.        No Conflict of Rights. The Company represents and warrants to the Investor that the registration rights granted under this agreement do not conflict with any other registration rights granted by the Company. The Company shall not grant any registration rights that conflict with the registration rights granted under this agreement.

    12.        Miscellaneous

12.1 Definitions. For purposes of this agreement, the following terms have the indicated meanings:

        “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        “Exchange Act” means the Securities Exchange Act of 1934 or any successor federal statute, and the rules and regulations of the Commission, as in effect from time to time.

        “Holder” means the Investor and any other person or entity to which the Investor or such other person or entity sells or otherwise disposes of Registrable Shares.

        “Majority of the Registrable Shares” at any time means a majority of the shares of capital stock purchased pursuant to the Purchase Agreement (as adjusted or changed from time to time upon any stock split, combination, merger, reorganization, or other similar transaction) and issuable upon exercise of the Warrant.

        “Material Transaction” means any transaction in which the Company or any of its subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer, or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the board of directors of the Company reasonably has determined that compliance with this agreement may reasonably be expected either to interfere substantially with the Company’s or that subsidiary’s ability to consummate that transaction in a timely fashion or require the Company to disclose material, non-public information prior to the time it would otherwise be required to be disclosed.

        “Other Shares” means at any time those shares of Common Stock that do not constitute Primary Shares or Registrable Shares.

        “Primary Shares” means at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

        “Registrable Shares” means, at any time, shares of Common Stock, and includes (a) Common Stock issued as a dividend or distribution, (b) any other securities that, by their terms, are exercisable or exchangeable for or convertible into Common Stock, and (c) any securities received in respect of the foregoing, in each case that at the time are held by a Holder. Any particular shares shall cease to be shares of Registrable Shares when (d) they have been registered under the Securities Act, the registration statement in connection with the registration has been declared effective, and they have been disposed of pursuant to and in the manner described in that registration statement, (e) they are sold or distributed pursuant to Rule 144, (f) they have been otherwise transferred and new certificates or other evidences of ownership for them not bearing a restrictive legend and not subject to any stop transfer order or other restriction on transfer have been delivered by the Company or the issuer of other securities issued in exchange for those shares, or (g) they have ceased to be outstanding.

        “Rule 144” means Rule 144 under the Securities Act or any successor rule or any complementary rule (such as Rule 144A).

        “Securities Act” means the Securities Act of 1933 or any successor federal statute, and the rules and regulations of the Commission under that statute, as in effect from time to time.

        12.2 Successors and Assigns. This agreement shall inure to the benefit of the parties and their respective successors and assigns.

        12.3 Notices All notices, requests, consents, and other communications provided for in this agreement shall be in writing and shall be (a) delivered in person, (b) transmitted by telecopy, (c) sent by first-class, registered or certified mail, postage prepaid, or (d) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

If to the Company, to it at: 1140 McDermott Drive Suite 200 West Chester, Pennsylvania 19380 Facsimile: (610) 436-8079 Attention: Chief Executive Officer

        with a copy to:

Orsa and Company 1403 East 900 South Salt Lake City, Utah 84105 Facsimile: (801) 582-9629 Attention: Ruairidh Campbell, Esq. If to a Holder, to it at: c/o G.C. Andersen Partners, LLC 1330 Avenue of the Americas 36th Floor New York, NY 10019 Facsimile:(212) 842-1540 Attention: Mr. Paul Higbee
with a copy to: Edward W. Kerson, Esq. 80 University Place, Third Floor New York, NY 10003-4564 Facsimile:(212) 675-5794

        12.4 Amendment and Waiver. No amendment of any provision of this agreement shall be effective, unless it is in writing and signed by the Company and the Investor. Any failure of a party to comply with any provision of this agreement may only be waived in writing by the other party. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this agreement or default by the other party shall constitute a waiver of that party’s right to enforce any provision of this agreement or to take any such action.

        12.5 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one agreement.

        12.6 Headings. The headings of the various sections of this agreement have been inserted for reference only and shall not be deemed to be a part of this agreement.

        12.7 Specific Performance. The parties acknowledge that money damages would not be a sufficient remedy for any breach of this agreement. Accordingly, the parties agree that they shall be entitled to specific performance and injunctive relief as remedies for any such breach, these remedies being in addition to any other remedies to which they may be entitled at law or equity.

        12.8 Governing Law. This agreement shall be governed by and construed in accordance with the law of the state of New York applicable to agreements made and to be performed wholly in New York.

        12.9 No Third Party Beneficiaries. The Holders are intended beneficiaries of this agreement. Except as specifically set forth in the preceding sentence, nothing in this agreement is intended or shall be construed to confer upon any person or entity other than the parties to this agreement and their successors or assigns any rights or remedies under or by reason of this agreement.

        12.10 Severability. If any provision of this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the agreement shall remain in full force and effect and shall not be affected, impaired, or invalidated.

        12.11 Entire Agreement. This agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior arrangements or understandings between them.

COMCAM INTERNATIONAL, INC. By: /s/ Don Gilbreath Name: Don Gilbreath Title: President and Chief Executive Officer ACC INVESTORS, LLC By: G.C. Andersen Partners, LLC Its: Class 1 Member By: /s/ Paul Higbee Name: Paul Higbee Title: